                                                                       EXHIBIT 1





                   __________________________________________


                              ACQUISITION AGREEMENT

                                 by and between

                            HORRIGAN AMERICAN, INC.,

                                       and

                                EAB LEASING CORP.


                   __________________________________________





                                 January 2, 1996


                   __________________________________________


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                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     SECTION 1

                                                    THE MERGER

   1.1        The Merger........................................................................................  1
   1.2        Effective Time of Merger..........................................................................  2
   1.3        Closing...........................................................................................  2
   1.4        Effect of Merger..................................................................................  2

                                                     SECTION 2

                                       REPRESENTATIONS AND WARRANTIES OF HAI

   2.1        Organization......................................................................................  2
   2.2        Capitalization....................................................................................  3
   2.3        Certificate of Incorporation and Bylaws...........................................................  4
   2.4        Corporate Power...................................................................................  4
   2.5        No Conflict; Consents and Approvals...............................................................  5
   2.6        Investments and Subsidiaries......................................................................  6
   2.7        Compliance with Laws..............................................................................  6
   2.8        Litigation........................................................................................  7
   2.9        SEC Reports.......................................................................................  7
   2.10       Financial Statements..............................................................................  8
   2.11       Absence of Undisclosed Liabilities................................................................  8
   2.12       Title to Properties; Encumbrances.................................................................  9
   2.13       Operation of Business............................................................................. 10
   2.14       Receivables....................................................................................... 10
   2.15       Tax Representations............................................................................... 11
   2.16       Contracts and Other Agreements.................................................................... 14
   2.17       Finance Leases.................................................................................... 16
   2.18       Intellectual Property............................................................................. 18
   2.19       Labor Matters..................................................................................... 18
   2.20       Employee Benefits................................................................................. 19
   2.21       Environmental Matters............................................................................. 22
   2.22       Absence of Certain Changes and Events............................................................. 24
   2.23       Insurance......................................................................................... 24
   2.24       Vote Required..................................................................................... 25
   2.25       Brokers and Finders............................................................................... 25
   2.26       Spin-Off.......................................................................................... 25
   2.27       Disclosure........................................................................................ 26

                                                     SECTION 3

                                     REPRESENTATIONS AND WARRANTIES MERGER SUB

   3.1        Organization and Good Standing.................................................................... 26
   3.2        Power and Authorization........................................................................... 26
   3.3        No Conflict; Consents and Approvals............................................................... 26
   3.4        Financing......................................................................................... 27
   3.5        Brokers and Finders............................................................................... 27

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                                                     SECTION 4

                                                     COVENANTS
   4.1        Conduct of Business............................................................................... 28
   4.2        Access to Information............................................................................. 30
   4.3        Preparation of Proxy Statement.................................................................... 31
   4.4        HAI Shareholders Meeting.......................................................................... 31
   4.5        Spin-Off.......................................................................................... 31
   4.6        Conditions to Closing; Consents and Approvals..................................................... 31
   4.7        Notifications..................................................................................... 32
   4.8        Options........................................................................................... 32
   4.9        Inter-Company Payables............................................................................ 32
   4.10       Additional Financial Statements................................................................... 33
   4.11       Employee Benefit Plans; Non-Transferred Employees................................................. 33
   4.12       HAI Life Insurance Policies....................................................................... 33
   4.13       HAI Subordinated Investment Certificates.......................................................... 33
   4.14       Real Property Leases.............................................................................. 33

                                                     SECTION 5

                                               CONDITIONS PRECEDENT

   5.1        HAI Shareholder Approval.......................................................................... 34
   5.2        Additional Conditions to Obligations of Merger Sub................................................ 34
   5.3        Additional Conditions to Obligations of HAI....................................................... 36

                                                     SECTION 6

                                              POST-CLOSING COVENANTS

   6.1        Employment Contracts.............................................................................. 37
   6.2        Transaction Authority............................................................................. 37
   6.3        Use of HAI and ARE Names.......................................................................... 37
   6.4        Redemption of HAI Subordinated Investment Certificates............................................ 37
   6.5        Severance Pay..................................................................................... 38
   6.6        Employee Benefits................................................................................. 38
   6.7        BOI Guarantee..................................................................................... 39
   6.8        Certain Investments............................................................................... 39

                                                     SECTION 7

                                            TERMINATION AND ABANDONMENT

   7.1        Termination....................................................................................... 39
   7.2        Procedure for Termination; Effect of Termination.................................................. 39

                                                     SECTION 8

                                                    TAX MATTERS

   8.1        Termination of Prior Tax Settlement Agreements.................................................... 40
   8.2        Post-Closing Taxes and Seller's Post-Closing Taxes................................................ 40

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                                       ii

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
   8.3        Tax Carry backs................................................................................... 40

                                                     SECTION 9

                                     SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                                             COVENANTS AND AGREEMENTS

   9.1        Survival of Representations, Warranties, Covenants and
              Agreements........................................................................................ 40

                                                    SECTION 10

                                                   MISCELLANEOUS

   10.1       Expenses.......................................................................................... 41
   10.2       Further Assurances................................................................................ 41
   10.3       Public Announcements.............................................................................. 41
   10.4       Notices........................................................................................... 41
   10.5       Assignment and Benefit............................................................................ 42
   10.6       Amendment and Modification........................................................................ 43
   10.7       Waiver............................................................................................ 43
   10.8       Governing Law..................................................................................... 43
   10.9       Section Headings and Defined Terms................................................................ 43
   10.10      Invalid Provisions................................................................................ 43
   10.11      Counterparts...................................................................................... 44
   10.12      Entire Agreement.................................................................................. 44
   10.13      Consent To Jurisdiction; Forum.................................................................... 44

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                                      iii

                              ACQUISITION AGREEMENT


              THIS ACQUISITION AGREEMENT is dated as of January 2, 1996 (the "Agreement") by and among EAB Leasing Corp., a Pennsylvania corporation ("Merger Sub") and Horrigan American, Inc., a Pennsylvania corporation ("HAI").


                              W I T N E S S E T H:


              WHEREAS, HAI is engaged, directly and through certain of its subsidiaries, in the business of commercial equipment leasing and commercial financing (the "Business");

              WHEREAS, the parties hereto desire to provide for the acquisition of the Business by European American Bank, Merger Sub's parent ("Parent"), through the merger of Merger Sub with and into HAI, in accordance with the applicable statute of the Commonwealth of Pennsylvania, and an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith (the merger provided for thereupon being herein called the "Merger"); and

              WHEREAS, the Boards of Directors of Merger Sub and HAI have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the Merger; and

              WHEREAS, immediately prior to the effectiveness of the Merger, HAI will distribute to its shareholders the stock of American Real Estate Investment and Development Co. Inc., a Pennsylvania corporation and a subsidiary of HAI ("ARE"), owned beneficially and of record by HAI, and certain debt for borrowed money owed by ARE to HAI (the "Spin-Off").

              NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   THE MERGER

              1.1 The Merger. In accordance with the terms and conditions of the Merger Agreement and the Pennsylvania Business Corporation Law of 1988 (the "PBCL"), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into HAI. HAI shall be the surviving corporation in the Merger. Merger Sub and HAI are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in the Merger Agreement.

              1.2 Effective Time of Merger. The Merger shall become effective at the time of the filing of articles of merger with the Secretary of the Commonwealth of Pennsylvania (herein referred to as the "Effective Time").

              1.3 Closing. The closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, or at such other place as the parties hereto mutually agree, at 10:00 a.m., local time, on January 2, 1996, provided that the condition set forth in Section 5.1 has been satisfied and that the other closing conditions contained in Section 5 have been satisfied, or, if permissible, waived in accordance with this Agreement. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

              1.4 Effect of Merger. The effects of the Merger, including the consideration to be received by the shareholders of HAI as a result of the Merger, shall be as provided in the Merger Agreement.

                                    SECTION 2

                      REPRESENTATIONS AND WARRANTIES OF HAI

              HAI hereby represents and warrants to Merger Sub as follows:

              2.1 Organization.

                  (a) Each of HAI and HAI's subsidiaries (collectively with HAI, the "Acquired Companies" and individually, an "Acquired Company"), listed on
Part II of Section 2.6 of the disclosure statement of HAI previously delivered to Parent and Merger Sub (the "HAI Disclosure Statement"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Acquired Company has all necessary, corporate power and authority to carry on its business as now conducted, to own, lease and operate all of the properties and the assets that it owns or leases and to perform all its obligations under each agreement and instrument by which it is bound.

                  (b) Section 2.1(b) of the HAI Disclosure Statement sets forth the name and jurisdiction of incorporation of each Acquired Company. Each Acquired Company is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed on Section 2.1(b) of the HAI Disclosure Statement, which are the only jurisdictions in which the character or location of the properties and assets owned or leased by it or the nature of its activities requires such qualification, except where the failure to be so qualified, licensed or admitted and in good standing would not have an HAI Material Adverse Effect. For purposes of this Agreement, "HAI Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations or business, properties, assets (including intangible assets) or prospects of the Acquired Companies taken as a whole or on the ability of HAI to perform its obligations under this Agreement.

                  (c) Except as disclosed on Section 2.6 of the HAI Disclosure Statement, HAI does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

              2.2 Capitalization.

                  (a) HAI's authorized capital stock consists of 10,000,000 shares of Common Stock, par value $1.00 per share ("HAI Common Stock"), and 20,000 shares of Preferred Stock, par value $100 per share ("HAI Preferred Stock"). As of the date of this Agreement, there were 3,126,171 shares of HAI Common Stock issued and outstanding, no shares are held in treasury and no shares of HAI Preferred Stock were issued and outstanding. Except as described in Section 2.2(a) of the HAI Disclosure Statement, there are no outstanding subscription agreements, options, rights (including "phantom" stock rights), warrants or other contracts, commitments (either firm or conditional), understandings, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating any Acquired Company or, to the knowledge of HAI, any shareholder of HAI to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity securities of any Acquired Company or obligating any Acquired Company or, to the knowledge of HAI, any shareholder of HAI to grant, extend or enter into any Option with respect thereto. Section 2.2(a) of the HAI Disclosure Statement sets forth the name of, and the number of shares of HAI Common Stock owned by, each shareholder of record of HAI as of the date hereof. Each of the outstanding shares of capital stock of each Acquired Company has been duly authorized and validly issued and is fully paid and nonassessable and has not been issued in violation of (nor are any of the authorized shares of capital stock of any Acquired Company subject to) any preemptive or similar rights created by statute, the certificate of incorporation or bylaws (or the equivalent organizational documents) of any Acquired Company or any agreement to which any Acquired Company is a party or is bound.

                  (b) Except as described in Section 2.2(b) of the HAI Disclosure Statement, all of the outstanding shares of capital stock of each Acquired Company, other than HAI, are owned, beneficially and of record, by HAI or an Acquired Company wholly owned, directly or indirectly by HAI, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in Section 2.2(b) of the HAI Disclosure Statement, there are no (i) outstanding Options obligating any of the Acquired Companies to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments or contingencies, understandings, restrictions or arrangements in favor of any person other than HAI or an Acquired Company wholly owned, directly or indirectly, by HAI with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of or affecting the corporate governance of any Acquired Company.

                  (c) Except as described in Section 2.2(c) of the HAI Disclosure Statement, there are no obligations, contingent or otherwise, of any Acquired Company to (i) repurchase, redeem or otherwise acquire any securities of any Acquired Company or (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise) or provide any guarantee with respect to the obligations of any Acquired Company or any other person.

                  (d) Section 2.2(d) of the HAI Disclosure Statement sets forth the authorized, issued and outstanding capital stock and other securities and the record holder thereof of each Acquired Company other than HAI.

              2.3 Certificate of Incorporation and Bylaws. HAI has heretofore furnished or made available to Parent and Merger Sub complete and correct copies of the certificate of incorporation and the bylaws (or the equivalent organizational documents) of each Acquired Company, in each case as amended or restated to date. No Acquired Company is in violation of its certificate of incorporation or bylaws (or equivalent organizational documents).

              2.4 Corporate Power. HAI has all requisite corporate power to execute, deliver and (subject to, in the case of the Merger, the approval and adoption of this Agreement and the Merger Agreement by the shareholders of HAI as set forth in Section 4.4 ("Shareholder Approval")) perform its obligations under this Agreement, the Merger Agreement and all other agreements and documents required to be delivered by it prior to or at the Closing (collectively, the "HAI Transaction Documents"). The execution, delivery and performance by HAI of the HAI Transaction Documents and the consummation by HAI of the transactions contemplated thereby have been duly and validly approved by all necessary corporate action on the part of HAI (subject to, in the case of the Merger, Shareholder Approval). This Agreement and the Merger Agreement have been duly and validly approved by the Board of Directors of HAI, the Board of Directors of HAI has recommended adoption of this Agreement and the Merger Agreement by the stockholders of HAI and directed that this Agreement and the Merger Agreement be submitted to the stockholders of HAI for their consideration, and no other corporate proceedings on the part of HAI or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the Merger Agreement by HAI and the consummation by HAI of the transactions contemplated hereby and thereby, other than obtaining

Shareholder Approval. This Agreement has been duly and validly executed and delivered by HAI and, assuming due authorization, execution and delivery thereof by Merger Sub and subject, in the case of HAI, to approval by the shareholders of HAI, constitutes the legal, valid and binding obligation of HAI, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the other HAI Transaction Documents shall, assuming due authorization, execution and delivery by the other parties thereto, constitute a legal, valid and binding obligation of HAI, enforceable against it in accordance with its terms.

              2.5 No Conflict; Consents and Approvals.

                  (a) Except as described in Section 2.5 of the HAI Disclosure Statement, the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated by the HAI Transaction Documents will not (in each case, with or without the passage of time or the giving of notice):

                      (i) violate or conflict with the certificate of incorporation or bylaws (or equivalent organizational documents) of any of the Acquired Companies or result in a violation of any existing law, statute, rule, regulation, ordinance, permit, license, certificate, judgment, decree, order, writ, award or other decision or requirement (collectively, "Laws") of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to any of the Acquired Companies or by or to which any of their respective properties or assets is bound or subject;

                      (ii) except as would not result in an HAI Material Adverse Effect or as will be cured or waived prior to the Effective Time, violate or conflict with, result in a breach of, constitute a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or require the consent of, approval, waiver or other action by any person under any note, bond, mortgage, security agreement, indenture, contract, lease or other instrument, license, permit, franchise, concession, obligation or agreement of any kind (together "Contracts") to which any of the Acquired Companies is a party or by which any of their respective assets or properties is bound or affected; or

                      (iii) result in, require or permit the creation or imposition of any Lien upon or with respect to any of the Acquired Companies or any properties or assets of any of the Acquired Companies.

                  (b) The execution, delivery and performance of this Agreement by HAI do not, and the consummation by HAI of the transactions contemplated by the HAI Transaction Documents will not, require any of the Acquired Companies to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing, registration or declaration with or notification to any Governmental or Regulatory Authority except (i) as have been made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing and recordation of appropriate merger documents as required under the PBCL, and (iii) as described in Section 2.5 of the HAI Disclosure Statement.

                  (c) There are no actions, proceedings or investigations pending or, to the knowledge of HAI, threatened, that question any of the transactions contemplated by this Agreement or the validity of any of the HAI Transaction Documents.

              2.6 Investments and Subsidiaries. Except for (i) HAI's direct or indirect beneficial ownership of the capital stock or other equity interests of those subsidiaries of HAI and other entities that are to be disposed of by HAI pursuant to the Spin-Off described in Section 4.5 hereof (collectively, the "Non- Acquired Companies"), each of which is listed in Part I of Section 2.6 of the HAI Disclosure Statement, (ii) HAI's direct or indirect beneficial ownership of all of the outstanding capital stock of each Acquired Company other than HAI (all such Acquired Companies being listed in Part II of Section 2.6 of the HAI Disclosure Statement), and (iii) HAI's direct or indirect investments in the entities listed in Part III of Section 2.6 of the Disclosure Statement that are not subsidiaries of HAI and will be retained by HAI following the Spin-Off, HAI does not directly or indirectly own, control or have any investment in any Person. For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity or governmental authority or instrumentality, and the term "investment" shall mean the direct or indirect ownership of debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, and other investment or portfolio assets of any Person, but "investment" does not include debt obligations (including Finance Leases) owed to any Acquired Company by any of its leasing or loan customers.

              2.7 Compliance with Laws. The Acquired Companies hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the conduct of the Businesses (the "HAI Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have an HAI Material Adverse Effect. The Acquired Companies are in compliance with the terms of the HAI Permits, except failures so to comply which, individually or in the aggregate, are not having and could not reasonably be expected to have an HAI Material Adverse Effect. Except as described in Section 2.7 of the HAI Disclosure Statement, each of the Acquired Companies (i) is, and has at all times since

January 1, 1992, been, in compliance with all applicable Laws, except where the failure to comply would not result in an HAI Material Adverse Effect, and (ii) has not received any notice, order or other communication from any Governmental or Regulatory Authority of any alleged, actual, or potential violation of or failure to comply with any Laws except violations and failures that, individually or in the aggregate, are not having and could not reasonably be expected to have an HAI Material Adverse Effect.

              2.8 Litigation. Except as described in Section 2.8 of the HAI Disclosure Statement, there are no claims, actions, suits, proceedings (arbitration or otherwise) pending or, to the knowledge of the Acquired Companies, threatened against, relating to or affecting, nor to the knowledge of the Acquired Companies are there any investigations or audits pending or threatened against, relating to or affecting any of the Acquired Companies, any properties or assets of any of the Acquired Companies or any directors, officers or shareholders of any of the Acquired Companies in their capacities as such, before or by any Governmental or Regulatory Authority, which (in any such case, individually or in the aggregate) would, if determined adversely to HAI or any Acquired Company, reasonably be expected to have an HAI Material Adverse Effect. HAI has not received notice or otherwise acquired knowledge that any such claim, action, suit, proceeding, investigation or audit is now threatened or contemplated. There are no unsatisfied judgments, penalties or awards against or affecting any of the Acquired Companies or any properties or assets of any of the Acquired Companies, which, individually or in the aggregate, could reasonably be expected to have an HAI Material Adverse Effect.

              2.9 SEC Reports.

                  (a) HAI has delivered to Parent prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement and other document (together with all amendments thereof and supplements thereto) filed by each Acquired Company with the Securities and Exchange Commission since December 31, 1993 (as such documents have since the time of their filing been amended or supplemented, the "HAI SEC Reports"), which are all the documents (other than preliminary material) that the Acquired Companies were required to file with the SEC since such date. As of their respective dates, the HAI SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The proxy statement relating to the meeting of the shareholders of HAI with respect to the Merger (the "HAI Shareholders'

Meeting"), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), at the date it is mailed to stockholders, at the time of the HAI Shareholders' Meeting and at the Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by HAI with respect to information supplied in writing by or on behalf of Parent or Merger Sub expressly for inclusion therein.

              2.10 Financial Statements. HAI has furnished to Merger Sub: (a) the consolidated balance sheets of HAI as of December 31, 1994, 1993, and 1992, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years then ended, together with the reports thereon of KPMG Peat Marwick LLP, independent accountants; (b) the unaudited consolidated balance sheet of HAI as at September 30, 1995, and the related consolidated unaudited statements of operations, changes in shareholders' equity and cash flows for the nine months then ended, together with the corresponding period of the preceding fiscal year; and (c) the consolidating statements for each of the periods noted in subclauses (a) and
(b). Section 2.10 of the HAI Disclosure Statement includes the unaudited pro forma consolidated balance sheet of HAI as at November 30, 1995, excluding the assets and liabilities of, and HAI's investment in and loans to the Non-Acquired Companies (the "Interim HAI Balance Sheet"). All of the foregoing financial statements and notes (other than the Interim HAI Balance Sheet) were prepared from the books and records of HAI and its subsidiaries and fairly present the consolidated financial condition, cash flows and results of operations of HAI as of the respective dates thereof and for the periods therein referred to, all in accordance with United States generally accepted accounting principles ("GAAP") as consistently applied by HAI, subject, in the case of the interim financial statements, to recurring year-end adjustments normal in nature and amount and the absence of notes. The Interim HAI Balance Sheet was prepared from the books and records of HAI and its subsidiaries and fairly presents the consolidated financial condition of HAI as of the date thereof in accordance with GAAP as applied by HAI in the same manner in which it prepared its consolidated balance sheet for the fiscal year ended December 31, 1994, subject to the exclusion of the assets and liabilities of, and HAI's investment in and loans to, the Non-Acquired Companies and the absence of certain notes.

              2.11 Absence of Undisclosed Liabilities. There are no liabilities or obligations of any of the Acquired Companies (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), except liabilities or obligations: (a) described in Section 2.11 of the HAI Disclosure Statement; (b) as, and only to the extent, reflected or reserved against in the Interim HAI Balance Sheet or disclosed in the notes thereto; or (c) incurred in the ordinary course of business consistent with past practice after November 30, 1995, and prior to the Closing Date that could have an HAI Material Adverse

Effect. For purposes of this Section 2.11, borrowings under the Acquired Companies' existing bank arrangements and sales of HAI's subordinated investment certificates (the "HAI Subordinated Investment Certificates") pursuant to HAI's currently effective registration statement under the Securities Act to finance the ongoing operations of the Acquired Companies are within the ordinary course of business.

              2.12 Title to Properties; Encumbrances.

                  (a) None of the Acquired Companies owns any real property.
Section 2.12(a) to the HAI Disclosure Statement sets forth a true, correct and complete list of all real property leased by HAI as lessee/sublessee, and all oral or written licenses, permits, certificates, authorizations and contracts and other agreements held by or with HAI relating thereto, any security deposits paid thereunder, any renewal or cancellation rights, and the respective unexpired terms thereof (the "Real Property Leases"). Except as described in the following sentence, each of the Acquired Companies has good title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Interim HAI Balance Sheet (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since November 30, 1995). None of such properties or assets are subject to any liability, obligations, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except as set forth in Section 2.12(a) of the HAI Disclosure Statement, and except for minor imperfections of title, if any, that do not materially detract from the value of the property or assets subject thereto, and do not impair the continued use and operations of such properties and assets for the same uses and operations as those conducted at the present time by any of the Acquired Companies.

                  (b) HAI has the right to quiet enjoyment of the real properties subject to the Real Property Leases where HAI is lessee or sublessee for the full term thereof. HAI does not owe any brokerage commissions with respect to any such leased space. There are no pending, or to the knowledge of HAI, threatened (i) condemnation or appropriation proceedings against any real property leased by HAI or (ii) any actions or proceedings alleging any violation of applicable Laws with respect to any real property leased by HAI or otherwise affecting all or any part of any real property leased by HAI, that, if determined adversely, could reasonably be expected, individually or in the aggregate, to have an HAI Material Adverse Effect. HAI has not given, nor has HAI received, any citation, subpoena, summons or other notice from any Governmental or Regulatory Authority alleging a violation of, or asserting liability under, any applicable Laws with respect to any real property leased by HAI or the use or condition thereof, that, if determined adversely, could reasonably be expected, individually or in the aggregate, to have an HAI Material Adverse Effect.

                  (c) The Real Property Leases are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and the Acquired Companies have satisfied in full their liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects, are not in default in any material respect thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of HAI, no other party to any Real Property Lease (i) is in default in any material respect thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default or (ii) has asserted any claim, offset, right of recoupment or defense available to it. Except as separately identified on in Section 2.12(c) to the HAI Disclosure Statement, no approval or consent of any person is needed for all of the Real Property Leases to continue to be in full force and effect after the Closing.

              2.13 Operation of Business. The assets reflected in HAI's audited consolidated balance sheet for the fiscal year ended December 31, 1994, including the notes thereto, other than the assets disposed of or acquired since such date in the ordinary course of business consistent with past practice, represent all of the assets necessary for or used in the operation of the Business in the ordinary course as presently conducted.

              2.14 Receivables. Except as described in Section 2.14 of the HAI Disclosure Statement, all finance receivables that are reflected in the Interim HAI Balance Sheet or on the accounting records of any Acquired Company as of the Closing Date (collectively, the "Receivables") (i) arose from bona fide leasing or lending transactions in the ordinary course of business, (ii) are legal, valid and binding obligations of the respective debtors, subject to the effect of any applicable bankruptcy, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity,
(iii) are not subject to any valid set-off or counterclaim, and (iv) are not subject to any actions or proceedings brought by or on behalf of the Acquired Companies. The respective reserves relating to Receivables shown on the Interim HAI Balance Sheet, and on the accounting records of the Acquired Companies as of the Closing Date are or will be calculated in accordance with GAAP, as consistently applied by HAI.

              2.15 Tax Representations. Except as set forth in Section 2.15 of the HAI Disclosure Statement the following representations are true and correct in all material respects:

                  (a) Each Acquired Company has filed all Tax Returns required to be filed by applicable law, maintained all documents and records relating to Taxes as are required to be made or provided or maintained by it and has complied in all respects with all legislation relating to Taxes applicable to it. All Tax Returns were in all respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. No claim has ever been made by an authority of a jurisdiction where an Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. For purposes of this Agreement, "Tax Return" means a report, return, notification or other information required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

                  (b) Each Acquired Company has, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are due and payable. For purposes of this Agreement, "Taxes" means any Federal, state, county, local or foreign taxes, charges, surcharges, fees, levies, or other assessments, including all net income, gross income, sales and use, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, duties, imposts, severance or withholding taxes or charges imposed by any government entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

                  (c) Each Acquired Company has established (and until the Closing Date will maintain) on its books and records reserves adequate to pay all Taxes not yet due and payable in accordance with GAAP which are reflected in the Acquired Companies's Financial Statements and Interim Statements to the extent required. No differences exist between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for by an accrual on the books for federal income tax purposes.

                  (d) There are no Tax liens upon the assets of any Acquired Company except liens for Taxes not yet due.

                  (e) None of the Acquired Companies has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (f) None of the Acquired Companies has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (g) The statute of limitations for the assessment of all Taxes in those jurisdictions in which any of the Acquired Companies maintains an office has expired for all applicable Tax Returns or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the dates reflected in Section 2.15 of the HAI Disclosure Statement and no deficiency for any Taxes has been proposed, asserted or assessed against any Acquired Company that has not been resolved and paid in full.

                  (h) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of an Acquired Company, and no Tax Authority has notified an Acquired Company that it intends to investigate its Tax affairs. For purposes of this Agreement, "Tax Authority" means the United States Internal Revenue Service ("IRS") and any state, local, foreign or other governmental agency charged by law with the administration or collection of any Tax.

                  (i) No power of attorney currently in force has been granted by an Acquired Company concerning any Tax matter.

                  (j) None of the Acquired Companies has received a Tax Ruling or entered into a Closing Agreement with any Tax Authority that would have a continuing adverse effect after the Closing Date. For purposes of this Agreement, "Closing Agreement" means a written and legally binding agreement with a Tax Authority relating to Taxes.

                  (k) As soon as practicable after the date hereof, the Acquired Companies will make available to Parent (to the extent then in the possession of the Acquired Companies) complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by the Acquired Companies, (ii) all audit reports received from any Tax Authority relating to any Tax Return filed by an Acquired Company and (iii) any Closing Agreements entered into by an Acquired Company with any Tax Authority.

                  (l) No event, transaction, act or omission has occurred which could result in an Acquired Company becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other person, firm or company. The Acquired Companies have no actual or contingent liability (whether by reason of any indemnity, warranty or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes.

                  (m) The Acquired Companies have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, amended.

                  (n) None of the Acquired Companies has filed (and will not file prior to the Closing) a consent pursuant to Code S 341(f) or has agreed to have Code S 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code S 341(f)(4)) owned by such Acquired Company.

                  (o) No property of an Acquired Company is property that it or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code S 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code S 168.

                  (p) None of the Acquired Companies is required to include in income any adjustment pursuant to Code S 481(a) by reason of a voluntary change in accounting method initiated by such Acquired Company, and to the best of the knowledge of the Acquired Companies, the IRS has not proposed any such adjustment or change in accounting method.

                  (q) No election under Code S 338 (or any predecessor provisions) has been made by an Acquired Company with respect to any of its assets or properties.


                  (r) None of the Acquired Companies has been a United States real property holding company (as defined in Code S 897(c)(2)) during the applicable period specified in Code S 897(c)(1)(ii).

                  (s) None of the Acquired Companies is subject to any contract, obligation or commitment under which it will or may any time hereafter be or become liable to make any payment (or provide any other amount in money or money's worth) of a revenue nature which (in either such case) is not deductible, depreciable or amortizable in full in computing the income of such Acquired Company for the purpose of any Taxes on income or profits to which such Acquired Company may be subject, other than any payment relating to the acquisition of assets which is treated as having an indefinite useful life for purposes of the relevant Tax.

                  (t) The Acquired Companies have not disposed of any asset or supplied any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration to be received for such disposal or supply will be less than the consideration deemed received for Tax purposes.

              2.16 Contracts and Other Agreements. Section 2.16 of the HAI Disclosure Statement sets forth all of the following types of contracts and other agreements (whether written or oral, express or implied) to which any of the Acquired Companies is a party or by or to which any of the Acquired Companies, or their respective assets, properties or businesses is bound or subject other than Finance Leases (as hereinafter defined) (collectively, the "Material Contracts"):

                  (a) Contracts and other agreements with any current or former officer, director, employee, consultant, agent, other representative of an Acquired Company or with any shareholder or affiliate or associate of an Acquired Company or any shareholder;

                  (b) Contracts and other agreements with any labor union or association representing any employee;

                  (c) Except for purchase options granted to lesees, equipment repurchase and remarketing agreements and/or residual sharing agreements entered into with vendors (collectively, the "Ordinary Course Exceptions"), contracts and other agreements for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its assets or properties, in each case in an amount exceeding $100,000;

                  (d) Joint venture and partnership agreements;

                  (e) Material contracts under which an Acquired Company agrees to indemnify any Person;

                  (f) Any take or pay or requirements contracts or agreements or any other contracts or agreements requiring an Acquired Company to pay regardless of whether products or services are received;

                  (g) Contracts and other agreements not cancelable without penalty by any Acquired Company on 60 or fewer days' notice calling for an aggregate purchase price or payments to or from any Acquired Company in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

                  (h) Except for the Ordinary Course Exceptions, contracts and other agreements with clients, customers, vendors or any other Person for the sharing of fees, the rebating of charges or fees or purchase price or other similar arrangements, in each case in an amount exceeding $100,000;

                  (i) Contracts and other agreements containing obligations or liabilities of any kind to holders of any securities issued by any Acquired Company to register any of such securities under any federal or state securities laws;

                  (j) Contracts and other agreements containing covenants of any Acquired Company or any officer or employee of any Acquired Company pertaining to the right to compete or not compete in any line of business or similarly restricting its ability to conduct business with any Person or in any geographical area or covenants of any other Person not to compete with any Acquired Company in any line of business or restricting its ability to conduct business or in any geographical area;

                  (k) Contracts and other agreements relating to the acquisition by any Acquired Company of any operating business or the capital stock of any other Person;

                  (l) Contracts and other agreements not cancelable without penalty by any Acquired Company on 60 or fewer days' notice requiring the payment by or to any such Acquired Company of a royalty, override or similar commission or fee of more than $100,000 per annum;

                  (m) Contracts and other agreements not cancelable without penalty by any Acquired Company on 60 or fewer days' notice relating to the sale or marketing of any products sold, distributed or marketed by any such Acquired Company and involving an amount in excess of $100,000;

                  (n) Contracts and other agreements relating to the borrowing of money, creation of Liens, the guarantee of the payment of liabilities or performance of obligations issued by any Acquired Company on behalf of any Person;

                  (o) Any stockholder agreement, registration rights agreement or any arrangement relating to or affecting the ownership of the common stock or other equity interests of any Acquired Company;

                  (p) Contracts and other agreements relating to data processing or the provision of other services which are not cancelable without penalty in 60 or fewer days' notice;

                  (q) All leases, rental or occupancy agreements and licenses, and all other material agreements, contracts or commitments, affecting the leasing of, use of, or any leasehold or other interest in, any real property leased to an Acquired Company;

                  (r) Each bank or other financial institution in which any Acquired Company has a deposit account, line of credit or safe deposit box or any other account, the relevant account or other identifying number and the name of all Persons authorized to act or deal in connection therewith; and

                  (s) Any other contract and other agreement made outside the ordinary course of business relating to any Acquired Company and involving payment to or by any Acquired Company in excess of $100,000.

              True and complete copies of all of the Material Contracts have been delivered or made available to Parent. Except as disclosed in Section 2.16 of the HAI Disclosure Statement, all of the Material Contracts are valid, subsisting, in full force and effect and binding upon the Acquired Company that is a party thereto and, to the best knowledge of HAI, the other parties thereto, in accordance with their terms, subject to the effect of any applicable bankruptcy, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity, and the Acquired Company that is a party thereto has satisfied in full or provided for all of its liabilities and obligations thereunder requiring performance prior to the date hereof in all material respects, is not in default in any material respect under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the best knowledge of HAI, no other party to any such Material Contract is in default in any material respect thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as separately identified in Section
2.16 of the HAI Disclosure Statement, no approval or consent of any Person is needed for all of the Material Contracts to continue to be in full force and effect.

              2.17 Finance Leases. Except as disclosed in Section 2.17 of the HAI Disclosure Statement:

                  (a) each commercial equipment, financing and other similar lease entered into by any Acquired Company as a lessor in respect of which a Receivable is reflected on the Interim HAI Balance Sheet, or on the accounting records of any Acquired Company as of the Closing Date (each a "Finance Lease," and collectively, the "Finance Leases") is evidenced by a written agreement, and there are no material understandings, agreements, undertakings or arrangements between any of the Acquired Companies and the lessees under any Finance Lease which are not set forth in such Finance Lease or in a written agreement (including correspondance, memoranda and notations on the Acquired Company's computer system) included in the file of the relevant Acquired Company;

                  (b) no payments required to be made under any Finance Lease have been paid, at the request or suggestion of any of the Acquired Companies, more than 60 days in advance of the due dates thereof and the payments due under the Finance Leases have not been assigned, pledged or otherwise hypothecated by any of the Acquired Companies;

                  (c) none of the Acquired Companies have acted, or failed to act, in a manner which would materially alter or reduce any of the Acquired Companies' rights or benefits under any manufacturers' or vendors' warranties or guarantees relating to equipment covered by the Finance Leases;

                  (d) each Acquired Company that is a party to a Finance Lease has properly prepared and filed financing statements covering all equipment subject to such Finance Lease necessary to duly perfect a first lien security interest therein, except in the case of individual Finance Leases for which the relevant Acquired Company's policy is not to file financing statements because of the amount of the related Receivable and except for those financing statements which if not filed would not singly or in the aggregate have an HAI Material Adverse Effect;

                  (e) each Finance Lease (and any related guarantees) shall be and will continue to be after Closing, a valid, binding and enforceable, non-cancelable obligation of the lessee thereunder (and guarantors thereof) in accordance with its terms, subject to the effect of any applicable bankruptcy, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity, each of which lessees and guarantors shall be a bona fide party thereto, having legal capacity to contract;

                  (f) the equipment that is the subject of each Finance Lease will have been or will be delivered to the lessee thereunder, and accepted by such lessee, except where delivery has been waived prior to payment of the vendor pursuant to a supplement to a Finance Lease;

                  (g) an Acquired Company shall have absolute, complete and indefeasible title to the equipment subject to each Finance Lease (or a duly perfected first-lien security interest in the equipment subject to such Finance Lease except with respect to the equipment subject to those Finance Leases for which the relevant Acquired Company's policy is not to file financing statements because of the amount of the related Receivable and except for financing statements with respect to equipment which if not filed would not singly or in the aggregate have an HAI Material Adverse Effect), the Finance Lease and all sums due thereunder, free and clear of any and all liens, encumbrances and security interests or claims of any person; the supplier or vendor of said assets shall have received or will receive payment in full for said equipment except for residual sharing arrangements with the applicable vendor or the assignor of the Finance Lease, provided that the residual is shared when the lessor receives at least the principal balance reflected as the lease receivable; and

                  (h) in the six months immediately prior to Closing, all Finance Leases and loans have had payments made only by the party who is the named contractual customer thereunder except from time to time said payments may be made by a guarantor or a vendor with the express permission of HAI and except for those payments which singly or in the aggregate would not have an HAI Material Adverse Effect.

              2.18 Intellectual Property.

                  (a) Section 2.18(a) of the HAI Disclosure Statement sets forth a true and complete list of all (i) fictitious business names, tradenames, registered and unregistered trademarks, service marks and related applications,
(ii) patents, patent rights and patent applications, (iii) registered and unregistered copyrights in published and unpublished works, computer programs and software that are used in or useful to the Business, and (iv) agreements, contracts and commitments to which any Acquired Company is a party or by which any Acquired Company is bound relating to the foregoing or to know-how, trade secrets, confidential information, software, technical information, technology, plans, drawings and blueprints (the items referred to in subclauses (i) through (iii) above are collectively referred to herein as "Intellectual Property"), in each case owned, leased, used, held by, granted to or licensed by, as either licensor or licensee, any Acquired Company.

                  (b) Except as otherwise described in Section 2.18(b) of the HAI Disclosure Statement, (i) the Acquired Companies are the owners of all right, title and interest in and to, or have the perpetual right to use without payment to a third party, all Intellectual Property, free and clear of any Lien; and (ii) no Acquired Company has granted or licensed to any Person any rights with respect to any of the Intellectual Property and no other Person (other than the owners of Intellectual Property licensed to the Acquired Companies and the licensees of such owners) has any rights in or to any of the Intellectual Property (including, without limitation, any rights to market or distribute any of the Intellectual Property).

                  (c) All of the Intellectual Property that is owned by any Acquired Company is in compliance with all applicable legal requirements (including registration, payment of filing, examination and maintenance fees and proofs of working or use), and the Acquired Companies' rights therein are valid and enforceable. Except as described in Section 2.18(c) of the HAI Disclosure Statement, HAI has received no notice that any of the Intellectual Property that is owned by or licensed to any Acquired Company has been infringed or, to the knowledge of HAI, challenged or threatened in any way.

              2.19 Labor Matters. Except as described in Section 2.19 of the HAI Disclosure Statement: (i) no Acquired Company has been or is a party to any collective bargaining or other labor agreement, contract or commitment; (ii) no application or petition for certification of a collective bargaining agent is pending or, to the knowledge of HAI, is threatened, and none of the employees of any Acquired Company is, or has been, represented by any union or other bargaining representative; (iii) no union has attempted to organize any group of any Acquired Company's employees, and no such group has sought to organize into a union or similar organization for the purpose of collective bargaining, and, to the Acquired Companies' knowledge, no such organizational activity is threatened or contemplated by any Person; (iv) there has not been, there is not presently pending or existing and, to the Acquired Companies' knowledge, there is not threatened any strike, slowdown, picketing, work stoppage, grievance, labor arbitration, or proceeding in respect of or arising from any labor dispute against or affecting any Acquired Company or its premises; and (v) there has been no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company.

              2.20 Employee Benefits. Except as described in Section 2.20 of the HAI Disclosure Statement,

                  (a) Neither HAI, any other Acquired Company nor any ERISA Affiliate (as defined below), maintains, contributes or is or was within the past three years obligated to make payments to any employee pension benefit plan ("Pension Plan"), as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee welfare benefit plan ("Welfare Plan"), as defined in section 3(1) of ERISA, any deferred compensation plan, or any other plan, arrangement or commitment ("Plan") maintained by or on behalf of any of the Acquired Companies or any ERISA Affiliate to provide benefits to employees or former employees of any of the Acquired Companies or any ERISA Affiliate (collectively, "Employee Benefit Plans"). As used herein, "ERISA Affiliate" means any trade or business, whether or not incorporated, under common control with HAI within the meaning of section 414(b), (c), (m) or
(o) of the Code.

                  (b) Since January 1, 1992, neither HAI, any of the other Acquired Companies nor any ERISA Affiliate has incurred any material liability under any provision of ERISA or other applicable Law relating to any Employee Benefit Plan. Each Employee Benefit Plan is in compliance with the applicable provisions of ERISA (including, but not limited to, the reporting and disclosure, funding and prohibited transactions provisions thereof), the Code and other applicable Laws, except in instances that, individually and in the aggregate, would not have an HAI Material Adverse Effect.

                  (c) HAI knows of no inquiries or proceedings pending or threatened by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any participant or beneficiary, with respect to any Employee Benefit Plan now or formerly maintained by any of the Acquired Companies or an ERISA Affiliate or to which any of the Acquired Companies or an ERISA Affiliate has contributed.

                  (d) Neither HAI, any of the other Acquired Companies nor any ERISA Affiliate has contributed or been required to contribute to, or withdrawn or partially withdrawn from, any multiemployer plan ("Multiemployer Plan"), as defined in section 3(37) of ERISA.

                  (e) HAI has a current favorable determination letter from the Internal Revenue Service with respect to each Pension Plan maintained by any of the Acquired Companies or any ERISA Affiliate which is intended to be a qualified plan within the meaning of section 401 of the Code. No Pension Plan maintained by any of the Acquired Companies or any ERISA Affiliate has been the subject of a "reportable event" (as defined in Section 4043 of ERISA).

                  (f) Except for instances that individually and in the aggregate, would not have an HAI Material Adverse Effect, there has, since January 1, 1992 been no violation of the "continuation coverage requirements" of former section 162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of section 4980B of the Code (as in effect for tax years beginning on and after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA with respect to any Welfare Plan to which such continuation coverage requirements apply.

                  (g) Neither HAI, any of the other Acquired Companies nor any ERISA Affiliate formerly maintained or contributed to any Pension Plan which has been terminated ("Terminated Pension Plan"). The representations and warranties set forth in sections 2.20(b), (c) and (e) above are also true with respect to each Terminated Pension Plan. With respect to each Terminated Pension Plan which was intended to be a qualified plan within the meaning of section 401 of the Internal Revenue Code, the Internal Revenue Service determined that the termination of the Plan did not adversely affect its tax qualified status. All of the liabilities of each Terminated Pension Plan to participants and beneficiaries have been fully satisfied; and there are no outstanding liabilities or potential liabilities with respect to such Plan.

                  (h) No Employee Benefit Plan that is or has been subject to
Part III of Subtitle B of Title I of ERISA or Code section 412 of the Code, or to Title IV of ERISA has any unfunded liabilities or accumulated funding deficiency.

                  (i) None of HAI, any Acquired Company or any "party in interest" (as defined in section 3(14) of ERISA and any "disqualified person" (as defined in section 4975 of the Code) with respect to any Employee Benefit Plan has engaged in a non-exempt "prohibited transaction" within the meaning of section 4975 of the Code or section 406 of ERISA.

                  (j) (A) No Employee Benefit Plan that is a "welfare benefit plan" as defined in section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by applicable law; and (B) each Employee Benefit Plan that is a group health plan is and has been fully insured.

                  (k) With respect to each Employee Benefit Plan, true, correct, and complete copies of the applicable following documents have been delivered or made available to Parent: (A) all current Plan documents and related trust documents, and any amendment thereto; (B) Forms 5500, financial statements, and actuarial reports for the last three (3) Plan years; (iii) the most recently issued IRS determination letter; (C) summary plan descriptions; and (D) all written communications to employees relating to the Employee Benefit Plans.

              Except for matters that, individually or in the aggregate, are not having and could not reasonably be expected to have an HAI Material Adverse Effect, no event has occurred and no condition exists, with respect to any Plan, that has subjected or could subject HAI, any of the other Acquired Companies or any of their ERISA Affiliates, or any Employee Benefit Plan or any successor thereto, to any tax, fine, penalty or other liability (other than, in the case of HAI, the other Acquired Companies and the Employee Benefit Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under an Employee Benefit Plan with respect to employees of any of the Acquired Companies). No event has occurred and no condition exists, with respect to any Employee Benefit Plan that has subjected or could subject Parent or any of its affiliates, or any Employee Benefit Plan maintained by Parent or any of its affiliates, to any material tax, fine, penalty or other liability, that would not have been incurred by Parent or any of its affiliates, or any such Employee Benefit Plan, but for the transactions contemplated hereby. Except for the Employee Benefit Plans, no Plan is or will be directly or indirectly binding on Parent by virtue of the transactions contemplated hereby. No Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of HAI or any of the other Acquired Companies (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein, and none of HAI or any of the other Acquired Companies or any of their affiliates is a party to any plan, program, arrangement or understanding that could in connection with the transactions contemplated hereby, result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of section 280G of the Code with respect to a current or former employee of, or current or former independent contractor to, HAI or any of the other Acquired Companies. Except as disclosed in Section 2.20 of the HAI Disclosure Statement, neither HAI nor any of the other Acquired Companies maintains any Plan which provides severance benefits to current or former employees or other service providers of HAI or any other Acquired Company. No condition exists with respect to any Plan that could result in liability under Section 4069 or 4212(c) of ERISA to HAI or any other Acquired Company or, by virtue of the transactions contemplated hereby, to Parent. Each Employee Benefit Plan may be amended and terminated in accordance with its terms, and, except as disclosed in Section 2.20 of the HAI Disclosure Statement, each such Plan provides for the unrestricted right of HAI or an Acquired Company to amend or terminate such Plan. HAI and the Acquired Companies have complied with any applicable notice requirements under the Workers Adjustment and Retraining Notification Act, as amended ("WARN") with respect to any event or condition existing on or prior to the Closing which event or condition results in the necessity for compliance on or prior to Closing with the applicable WARN requirements. Parent will have no liability under WARN with respect to any events occurring or conditions existing prior to Closing.

              2.21 Environmental Matters.

                  (a) Except as described in Section 2.21 of the HAI Disclosure Statement and except for instances that, individually and in the aggregate would not have an HAI Material Adverse Effect:

                      (i) Each of the Acquired Companies, including all of its businesses and operations, is and always has been operated in compliance with all Environmental Laws (as defined below);

                      (ii) There are no conditions on, about, beneath or arising from any of the premises owned, used or leased by any of the Acquired Companies (collectively, the "Premises") which would, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or (B) which would or may require any Response, Removal or Remedial Action (as those terms are defined below) or any other action, including, without limitation, reporting, monitoring, cleanup or contribution;


                      (iii) HAI has not received any notification of a release or threat of a release of a Hazardous Substance (as defined below) at the Premises;

                      (iv) No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by any of the Companies or any third party on, about or beneath the Premises, except in compliance with applicable law;

                      (v) There are no above or underground storage tanks, asbestos or transformers containing or contaminated with PCBs on, about or beneath the Premises; and

                      (vi) No wastes generated by any of the Acquired Companies have ever been directly or indirectly sent, transferred, transported to, treated, stored or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or to any site listed in any state list of sites requiring or recommended for investigation or clean-up.

                  (b) Except as described in Section 2.21 of the HAI Disclosure Statement, HAI has not received notice and does not otherwise have knowledge of:

                      (i) any claim, demand, investigation, enforcement, Response, Removal, Remedial Action, statutory lien or other governmental or regulatory action instituted or threatened against any of the Acquired Companies or the Premises pursuant to any of the Environmental Laws;

                      (ii) any claim, demand, suit or action, made or threatened by any Person against any of the Acquired Companies or the Premises relating to
(1) any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Premises or
(2) any alleged violation of the Environmental Laws by any of the Acquired Companies; or

                      (iii) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Premises, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

              (c) As used in this Agreement:

                      (i) The term "Environmental Laws" means any Law (including foreign) concerning or relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Substance;

                      (ii) The terms "Response," "Removal" and "Remedial Action" have the meanings ascribed to them in Sections 101(23)-101(25) of CERCLA; and

                      (iii) The term "Hazardous Substances" or "Hazardous Substance" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

              2.22 Absence of Certain Changes and Events. Except as described in
Section 2.22 of the HAI Disclosure Statement and except as otherwise expressly provided herein, (i) since September 30, 1995, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, an HAI Material Adverse Effect and (ii) except as disclosed in Section 2.22 of the HAI Disclosure Statement, between such date and the date hereof (A) each of the Acquired Companies has conducted its respective business only in the ordinary course consistent with past practice and (B) none of the Acquired Companies has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 4.1(b).

              2.23 Insurance.

                  (a) Section 2.23(a) of the HAI Disclosure Statement contains a true and complete list of all policies and binders of insurance (including, without limitation, property, casualty, liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements) owned by or maintained for the benefit of any Acquired Company or to which any Acquired Company is a party or under which any Acquired Company, is covered (except policies maintained by the Acquired Companies' customers pursuant to the requirements of Finance Leases and loans. Except in the case of policies maintained by the Acquired Companies' customers pursuant to the requirements of Finance Leases and loans, such insurance policies are placed with financially sound and reputable insurers and, in light of the respective businesses, operations, assets and properties of the Acquired Companies, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such assets and properties.

                  (b) Section 2.23(b) of the HAI Disclosure Statement describes any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder (except self-insurance arrangements maintained by the Acquired Companies' customers). Except in the case of self-insurance arrangements maintained by the Acquired Companies' customers, such self-insurance arrangements, in light of the respective businesses, operations, assets and properties of the Acquired Companies, are reasonable and customary for persons engaged in such businesses and operations and having such assets and properties.

                  (c) Section 2.23(c) of the HAI Disclosure Statement sets forth a complete and accurate list of all claims in excess of $200,000 made by any Acquired Company under the policies and binders described in Section 2.23(a) and under the arrangements described in Section 2.23(b), in each case since December 31, 1994.

                  (d) Except as set forth on Section 2.23(d) of the HAI Disclosure Statement:

                      (i) No Acquired Company has received (A) any refusal of coverage with respect to any material claim under any insurance policy or any notice that a defense with respect to any such claim will be afforded with reservation of rights; (B) any notice that an issuer of any insurance policy has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated; (C) any notice of cancellation or any other indication that any insurance policy is no longer in full force and effect or that the issuer of any policy is not willing or able to perform its obligations thereunder; or (D) any notice from an insurer to discontinue any coverage afforded to such Acquired Company.

                      (ii) Each Acquired Company has paid all premiums due, and has otherwise performed its obligations, under each policy listed or required to be listed in Section 2.23(a) of the HAI Disclosure Statement.

                      (iii) Each Acquired Company has given timely notice to the insurer of all existing material claims.

              2.24 Vote Required. The affirmative vote of a majority of the votes cast by holders of record of the outstanding shares of HAI Common Stock at a duly called and constituted meeting of shareholders at which a quorum is present with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of HAI required to adopt this Agreement and the Merger Agreement and to approve the Merger and the other transactions contemplated hereby and thereby.

              2.25 Brokers and Finders. Except for Rothschild Inc., whose fees and expenses shall be solely the obligation of HAI, none of the Acquired Companies or any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

              2.26 Spin-Off. Attached to Section 2.26(a) of the HAI Disclosure Statement are true, correct and complete copies of the resolutions of the board of directors of HAI approving the transfer to its shareholders of all of the capital stock of ARE and all indebtedness for borrowed money owed by ARE to HAI.

              2.27 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the HAI Disclosure Statement or any of the Schedules or Exhibits to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    SECTION 3

                    REPRESENTATIONS AND WARRANTIES MERGER SUB

              Merger Sub hereby represents and warrants to HAI as follows:

              3.1 Organization and Good Standing.

                  (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  (b) Merger Sub has all necessary corporate power to carry on its business as now conducted, to own, lease and operate all of the properties and the assets that it owns or leases and to perform all its obligations under each agreement and instrument by which it is bound.

              3.2 Power and Authorization. Merger Sub has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the Merger Agreement and all other agreements and documents required to be delivered by it prior to or at the Closing (collectively, the "Sub

Transaction Documents"). The execution, delivery and performance by Merger Sub of the Sub Transaction Documents and the consummation by Merger Sub of the transactions contemplated thereby have been duly and validly approved by all necessary corporate action on the part of Merger Sub. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming due authorization, execution and delivery thereof by HAI, constitutes the legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the other Sub Transaction Documents shall, assuming due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms.

              3.3 No Conflict; Consents and Approvals.

                  (a) Subject to paragraph (b) below, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by the Sub Transaction Documents will not (in each case, with or without the passage of time or the giving of notice): (i) violate or conflict with the articles of incorporation or bylaws (or other organizational documents) of Merger Sub or any Law applicable to Merger Sub or by or to which any properties or assets of Merger Sub are bound or subject; or (ii) except as would not result in a material adverse effect on the financial condition or results of operations of Parent and its subsidiaries taken as a whole (a "Sub Material Adverse Effect") or as will be cured or waived prior to the Effective Time, violate or conflict with, result in a breach of, or constitute a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or require the consent of, approval, waiver or other action by any Person under any Contract to which Merger Sub is a party or by which any assets or properties of Merger Sub are bound or affected.

                  (b) The execution, delivery and performance of this Agreement by Merger Sub do not, and the consummation by Merger Sub of the transactions contemplated by the Sub Transaction Documents will not, require Merger Sub to obtain any consent, license, permit, waiver, approval, authorization or order of, or to make any filing, registration or declaration with or notification to, any Governmental or Regulatory Authority, except (i) as have been or may be made under the HSR Act, and (ii) the filing and recordation of appropriate merger documents as required under the PBCL.

                  (c) There are no actions, proceedings or investigations pending or, to the knowledge of Merger Sub, threatened, that question any of the transactions contemplated by this Agreement or the validity of any of the Sub Transaction Documents.

              3.4 Financing. Merger Sub has the financial wherewithal to (i) pay or cause to be paid the aggregate merger consideration required under the Merger Agreement and (ii) make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Merger Agreement.

              3.5 Brokers and Finders. Except for McNally & Company, Inc., whose fees and expenses shall be solely the obligation of Merger Sub, neither Parent nor any of its subsidiaries or any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.


                                    SECTION 4

                                    COVENANTS

              4.1 Conduct of Business. At all times from and after the date hereof until the Effective Time, HAI covenants and agrees as to itself and each of the other Acquired Companies that (except as expressly contemplated or permitted by this Agreement or the Merger Agreement, or to the extent that Parent shall otherwise consent in writing):

                  (a) HAI and each of the other Acquired Companies shall conduct their respective businesses only in, and the Acquired Companies shall not take any action except in, the ordinary course consistent with past practice.

                  (b) Without limiting the generality of paragraph (a) of this Section, (i) each of the Acquired Companies shall use all commercially reasonable efforts to preserve intact their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers, vendors and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws applicable to them, and (ii) neither HAI nor any of the other Acquired Companies shall:

                  (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

                  (B) (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except for the issuance of shares of stock upon the exercise of Options outstanding on the date hereof), (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or
              (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

                  (C) issue, deliver or sell, or authorize or propose the
              issuance, delivery or sale of, any shares of its capital stock (except for the issuance of shares of stock upon the exercise of Options outstanding on the date hereof) or any Option with respect thereto, or modify or amend any right of any holder of outstanding shares of capital stock or (except as contemplated by Section 4.8) Options with respect thereto;

                  (D) acquire (by merging or consolidating with, or by
              purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than in the ordinary course of its business consistent with past practice, which are material, individually or in the aggregate, to the Acquired Companies taken as a whole;

                  (E) other than dispositions in the ordinary course of its
              business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                  (F) except to the extent required by applicable law, (x)
              permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material Tax liability with any Governmental or Regulatory Authority;

                  (G) except in the ordinary course of business, incur any
              indebtedness for borrowed money or guarantee any such indebtedness, it being understood that borrowings (and related guarantees) under the Acquired Companies' existing bank arrangements and sales of the HAI Subordinated Investment Certificates pursuant to HAI's currently effective registration statement under the Securities Act to finance the ongoing operations of the Acquired Companies are within the ordinary course of business;

                  (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Employee Benefit Plan or other agreement, arrangement, plan or policy between an Acquired Company and one or more of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

                  (I) enter into any contract or amend, modify or terminate any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of any of the Acquired Companies;

                  (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets, other than in the ordinary course of business consistent with past practice, in an aggregate amount exceeding $50,000;

                  (K) make any change in the lines of business in which it
              participates or is engaged;

                  (L) take any action or, to the extent within any Acquired
              Company's control, permit to occur any event which would breach any covenant of HAI contained herein or cause any representation or warranty of HAI contained herein to be untrue if made immediately after such event;

                  (M) pay or increase any bonus, salary or other compensation
              (except for payment of salary and payment and accrual of bonuses in the ordinary course consistent with past practice) to any shareholder, director, officer or employee of any Acquired Company or enter into or amend any employment, severance or similar agreement with any shareholder, director, officer or employee of any Acquired Company; or

                  (N) enter into any contract, agreement, commitment or
              arrangement to do or engage in any of the foregoing.

              (c) Advice of Changes. HAI shall confer on a regular and frequent basis with Parent with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise Parent and Merger Sub, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, an HAI Material Adverse Effect.

              4.2 Access to Information.

                  (a) HAI shall, and shall cause its subsidiaries to (i) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Parent Representatives") reasonable access at reasonable times to the officers, employees, accountants, agents, properties, offices and other facilities of HAI and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Parent and the Parent Representatives such information concerning the business, properties, contracts, records and personnel of HAI and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Parent.

                  (b) Notwithstanding the foregoing provisions of this Section 4.2, HAI shall not be required to grant access or furnish information to Parent to the extent that such access or the furnishing of such information is prohibited by Law.

                  (c) The information provided pursuant to this Section 4.2 shall be subject to the provisions set forth in the Confidentiality Agreement dated June 20, 1995, between HAI and Parent (the "Confidentiality Agreement").

              4.3 Preparation of Proxy Statement. HAI shall prepare the Proxy Statement as soon as reasonably practicable after the date hereof. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment or a supplement to the Proxy Statement, HAI shall prepare such amendment or supplement as soon thereafter as is reasonably practicable. Merger Sub and HAI shall cooperate with each other in the preparation of the Proxy Statement. HAI shall give Parent and its counsel the opportunity to review the Proxy Statement prior to mailing such Proxy Statement to the holders of HAI Common Stock. HAI agrees to use its best efforts, after consultation with the other parties hereto, to cause the Proxy Statement to be mailed to the holders of HAI Common Stock entitled to vote at the HAI Shareholders' Meeting at the earliest practicable time after the date of this Agreement.

              4.4 HAI Shareholders Meeting. HAI shall, through its Board of Directors, take all steps necessary to duly call, give notice of, convene and hold the HAI Shareholders' Meeting as soon as is reasonably practicable after the date hereof for the purpose of voting upon the approval of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby. HAI shall use its best efforts to secure the vote or consent of shareholders required by the PBCL and HAI's articles of incorporation and bylaws to approve and adopt this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and the Board of Directors of HAI shall recommend to the HAI shareholders such approval and adoption and include such recommendation in the Proxy Statement. Merger Sub and HAI shall coordinate and cooperate with respect to the timing of the HAI Shareholders Meeting.

              4.5 Spin-Off. Immediately before the Closing, HAI will (i) make one or more loans or capital contributions to ARE, in such amounts as HAI shall determine to be appropriate to finance the continuing operations of ARE and the other Non- Acquired Companies and to cause HAI to be released from all guarantees and similar liabilities on account of indebtedness of ARE and the other Non-Acquired Companies, and (ii) distribute to HAI's shareholders, pro rata, (A) all the outstanding shares of capital stock of ARE and (B) all items for borrowed money of ARE owed to HAI or any of the other Acquired Companies (including those existing on the date hereof, and those hereafter created or acquired, and those created pursuant to clause (i)) except for those items set forth on Section 4.5 of the HAI Disclosure Statement.

              4.6 Conditions to Closing; Consents and Approvals.

                  (a) Between the date of this Agreement and the Closing Date, HAI shall use all reasonable efforts to cause the conditions in Sections 5.1 and
5.2 to be satisfied, and Merger Sub shall use all reasonable efforts to cause the conditions in Sections 5.1 and 5.3 to be satisfied.

                  (b) As promptly as practicable after the date of this Agreement, each party shall make all filings required by Law to be made by them in order to consummate the transactions contemplated herein. Between the date of this Agreement and the Closing Date, each party shall cooperate with the other parties (and their affiliates) in connection with all filings required by Law to be made by the other parties (and their affiliates) to consummate the transactions contemplated herein; provided that nothing in this Agreement shall require Parent or any of its affiliates to dispose of or make any change in any portion of its business in order to obtain any consent, approval, license, waiver or other authorization. As promptly as practicable after the date of this Agreement, HAI shall use all reasonable efforts to obtain all consents, approvals, waivers and other authorizations of all third parties necessary for the consummation of the transactions contemplated herein.

              4.7 Notifications. Between the date of this Agreement and the Closing Date, Merger Sub and HAI, shall promptly notify the other in writing if such party becomes aware of any fact or condition that causes or constitutes a breach of its or their representations and warranties set forth herein as of the date of this Agreement, or if such party becomes aware of the occurrence of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

              4.8 Options. Prior to the Closing Date, HAI shall take such actions as are necessary to terminate or cause to be terminated (in exchange, if appropriate, for cash payments made prior to the Closing Date but without further liability or obligation to any Acquired Company) any outstanding equity appreciation rights, rights under phantom stock plans and all other Options to acquire capital stock or other equity securities of any Acquired Company, to the extent the same are not exercised at or before the Closing Date.

              4.9 Inter-Company Payables. Prior to Closing, except for the indebtedness set forth on Section 4.5 of the HAI Disclosure Statement, all intercompany payables owed by any Acquired Company to any Non-Acquired Company (or vice versa, but excluding indebtedness for borrowed money described in Section 4.5(ii)(B)) shall be discharged in full either through cash payments by an Acquired Company to the applicable Non-Acquired Company (or vice versa) or, in the event such actions do not generate any tax or other liabilities for any Acquired Company or Non-Acquired Company, through either a forgiveness of such indebtedness evidenced in writing or through dividends between and among the Acquired and Non-Acquired Companies.

              4.10 Additional Financial Statements. Between the date hereof and the Closing, HAI shall furnish to Merger Sub as promptly as possible and in any event not later than 25 days following the end of each calendar quarter an unaudited consolidated balance sheet of HAI as of the end of such quarter and consolidated statements of operations, changes in shareholders' equity and cash flows for the period beginning January 1, 1995 and ending at the end of such quarter, in each case certified by the chief financial officer of HAI as having been prepared in accordance with GAAP as consistently applied by HAI and shall fairly present the consolidated financial condition and results of operations of HAI, as of the dates and for the periods covered by such statements (except for the absence of notes and subject to normal recurring year-end adjustments).

              4.11 Employee Benefit Plans; Non-Transferred Employees. Prior to the Closing Date, HAI shall take all actions necessary to cause: (i) all of the Employee Benefit Plans maintained by or on behalf of any of the Acquired Companies to continue to cover the eligible employees of the Acquired Companies (and their dependents, as appropriate) from and after the Closing Date, (ii) to the extent permitted by law, all such Employee Benefit Plans to cease, as of the Closing Date, to cover any employees or former employees of, or other service providers to, any of the Non-Acquired Companies, and (iii) to the extent permitted by law, the Acquired Companies and such Employee Benefit Plans to have no liability or responsibility of any kind whatsoever, from and after the Closing Date, for or with respect to or in connection with any present or former employee or consultant of, or other service providers to, any Non-Acquired Company.

              4.12 HAI Life Insurance Policies. Prior to the Closing, HAI shall offer to sell to John F. Horrigan, Jr., Arthur A. Haberberger, Richard W. Horrigan and W. Michael Horrigan, on or before the second business day after the Closing Date, those insurance policies which HAI currently holds on their respective lives for the cash surrender value (if any) of the respective policies plus the portion of any prepaid premium attributable to the period following the Closing Date. Parent shall have the right to cause HAI to cancel any such policies that are not purchased pursuant to this Section.

              4.13 HAI Subordinated Investment Certificates. Simultaneously with the Closing, HAI shall cause notice of redemption of all HAI Subordinated

Investment Certificates to be delivered to all holders of HAI Subordinated Investment Certificates.

              4.14 Real Property Leases. With respect to the lease of the premises located in the Flying Hills Corporate Center, HAI shall, and to the extent that any of the other Real Property Leases provide for the delivery to HAI, as tenant, of an estoppel certificate from the landlord, HAI shall use its best efforts to, obtain prior to the Closing Date a current estoppel certificate from the landlord under each such Real Property Lease stating either that which such landlord is obligated to state under such Real Property Lease or (i) that such Real Property Lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on Section 4.14 to the HAI Disclosure Statement, (ii) that all rent and other sums and charges payable under such Real Property Lease are current, and setting forth the date through which such payments have been made, (iii) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such Real Property Lease, (iv) that no notice of default on the part of HAI or termination notice has been served under such Real Property Lease which remains outstanding,
(v) that no default exists under such Real Property Lease, and that no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default and (vi) that, except as set forth in Section 2.12(d) to the HAI Disclosure Statement, the consummation of the transactions provided for herein will not constitute a default under such Real Property Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder.


                                    SECTION 5

                              CONDITIONS PRECEDENT

              5.1 HAI Shareholder Approval. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the condition that this Agreement and the Merger Agreement shall have been approved and adopted by the requisite vote or consent of the shareholders of HAI.

              5.2 Additional Conditions to Obligations of Merger Sub. The obligation of Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to Closing of each of the following conditions:

                  (a) Each of the representations and warranties of HAI set forth in this Agreement shall be true and correct in each case as of the Closing Date as though made on and as of the Closing Date. Merger Sub shall have received a certificate of HAI, signed by the Chairman or President and the Chief Financial Officer of HAI, dated the Closing Date, to such effect.

                  (b) The Acquired Companies shall have performed or complied in all material respects with all agreements and covenants required by the HAI Transaction Documents to be performed or complied with by them on or prior to the Closing Date. Merger Sub shall have received a certificate of HAI, signed by the Chairman or President and the Chief Financial Officer of HAI, dated the Closing Date, to that effect.

                  (c) No injunction, order or decree of any Governmental or Regulatory Authority of competent jurisdiction restraining or prohibiting the Merger shall have been issued and remain in effect, and no suit, action or other proceeding prohibiting or seeking to prohibit the Merger or any of the other transactions contemplated hereby shall be pending or threatened before any such Governmental or Regulatory Authority.

                  (d) All authorizations and approvals of any third parties, including, without limitation, all Governmental or Regulatory Authorities, necessary for the consummation of the Merger and the transactions contemplated in this Agreement, or the continuation in all material respects of the combined business of Merger Sub, HAI and their respective subsidiaries (other than the Non-Acquired Companies) without interruption after the Effective Time in substantially the manner in which such businesses are now conducted shall have been received and shall be in full force and effect.

                  (e) HAI shall have been released from all guarantees and similar liabilities in respect of all indebtedness of all Non-Acquired Companies.

                  (f) The holders of no more than 5% in the aggregate of the outstanding shares of HAI Common Stock shall have perfected their dissenters' or appraisal rights under the PBCL.

                  (g) No suit, claim or other action brought by or on behalf of one or more shareholders or former shareholders of HAI or any other of the Acquired Companies (or Persons claiming rights as or through a shareholder or former shareholder) shall be pending or threatened before any Governmental or Regulatory Authority of competent jurisdiction against Parent, Merger Sub, HAI or any other Acquired Company which may have the effect of prohibiting the Merger or any of the other transactions contemplated hereby.

                  (h) Parent and Merger Sub shall have received an opinion of Drinker Biddle & Reath, counsel to HAI, dated the Closing Date, in form and substance satisfactory to Merger Sub.

                  (i) Arthur A. Haberberger shall have executed and delivered to HAI an Employment Agreement, substantially in the form set forth in Exhibit A hereto.

                  (j) The Spin-Off shall have been consummated.

                  (k) John F. Horrigan, Jr. ("JFH") shall have executed and delivered to Merger Sub an agreement that (i) provides that (A) JFH shall perform services as a consultant for the Surviving Corporation until February 15, 1996 (the "Termination Date"), (B) the Surviving Corporation shall pay JFH $143,280 on January 15, 1996, in consideration of the termination of his employment agreement with HAI effective December 29, 1995 and $17,910 in accordance with HAI's normal payroll schedule in consideration for his consulting services for the period from January 1, 1996 through the Termination Date, and (C) after the Termination Date, neither the Surviving Corporation nor Parent shall have any further liability or obligation of any kind whatsoever to JFH and (ii) contains non-competition and confidentiality agreements of JFH and restrictions on the use of certain names.

                  (l) John F. Horrigan III ("JFHIII") shall have executed and delivered to Merger Sub an agreement that (i) provides that (A) JFHIII's employment shall terminate on January 15, 1996, at which time Merger Sub shall cause to be paid to JFHIII $29,871 and (B) after the Closing Date, neither the Surviving Corporation nor Parent shall have any further liability or obligation of any kind whatsoever to JFHIII and (ii) contains non-competition and confidentiality agreements of JFHIII and restrictions on the use of certain names. To the extent permitted under the terms of the Surviving Corporation's medical plan, JFHIII shall be entitled to continuation of health care coverage under the Surviving Corporation's medical plan as if and to the same extent he would be entitled to such coverage under (and subject to the requirements of) the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (m) ARE shall have executed a Tax Indemnity Agreement, in form and substance satisfactory to Merger Sub.

              5.3 Additional Conditions to Obligations of HAI. The obligation of HAI to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to Closing of each of the following conditions:

                  (a) Each of the representations and warranties of Merger Sub set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. HAI shall have received a certificate of Merger Sub, signed by the Chairman, the President or a Vice President of Merger Sub, dated the Closing Date, to such effect.

                  (b) Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by Sub Transaction Documents to be performed or complied with by them on or prior to the Closing

Date. HAI shall have received a certificate of Merger Sub, signed by the Chairman, the President or a Vice President of Merger Sub, dated the Closing Date, to that effect.

                  (c) No injunction, order or decree of any Governmental or Regulatory Authority of competent jurisdiction restraining or prohibiting the Merger shall have been issued and remain in effect.

                  (d) HAI shall have received an opinion of Rogers & Wells, counsel for Merger Sub, dated the Closing Date, in form and substance satisfactory to HAI.

                  (e) The sum of (i) the amount of loans and capital contributions to ARE described in Section 4.5(i) plus (ii) the principal amount of all ARE indebtedness distributed to shareholders of HAI pursuant to Section 4.5(ii)(B) shall not exceed $9,000,000.


                                    SECTION 6

                             POST-CLOSING COVENANTS

              6.1 Employment Contracts. Merger Sub shall or shall cause Parent to cause HAI to perform all obligations under the employment contracts listed on
Section 2.16(a) of the HAI Disclosure Statement (including, without limitation, the applicable provisions of the employment contracts of John F. Horrigan, Jr.).

              6.2 Transaction Authority. From and after the Closing, the Acquired Companies shall, subject to the policies and procedures of or that are approved by Parent from time to time, have the authority to authorize financing transactions with a value of up to $1,000,000 in the aggregate per customer. Any transaction in excess of $1,000,000 (other than transactions under credit commitments or lines of credit set forth on Section 6.2 of the HAI Disclosure Statement, whether or not legally binding, approved by an Acquired Company before the Closing Date) shall be subject to prior review and approval of Parent.

              6.3 Use of HAI and ARE Names. All rights to the names "Horrigan," "Horrigan American, Inc." and "American Real Estate and Development Co." (including variations thereof) and the marks associated with those names set forth in Section 2.17(a) of the HAI Disclosure Statement shall be transferred to the Non-Acquired Companies in connection with the Spin-Off, and Merger Sub covenants not to use and to cause HAI not to use said names and marks. At the Closing, the articles of incorporation of HAI shall be amended so as to conform to the requirements of this Section 6.3.

              6.4 Redemption of HAI Subordinated Investment Certificates. HAI as the entity surviving the Merger (the "Surviving Corporation") will redeem in full all HAI Subordinated Investment Certificates no later than 35 days after Closing.

              6.5 Severance Pay. Consistent with HAI's policies, Merger Sub shall or shall cause Parent to cause HAI to pay to any existing HAI employee (other than an officer who is a party to an employment agreement described in Section 2.16(a) of the HAI Disclosure Statement) whose employment is terminated, other than for misconduct that can result in immediate termination as specified in Parent's Human Resources Policy Manual, on or after the Closing Date and before December 31, 1996 a severance payment equal to or greater than one week of compensation for each full year said employee has been employed by HAI, but in no event shall said severance payment be less than two weeks compensation.

              6.6 Employee Benefits. As soon as practicable (as determined by Parent) after the Closing Date, Merger Sub shall cause Parent to make available to similarly situated (e.g. "full time" for welfare benefit plans and "salaried" for qualified pension benefit plans) employees of HAI the employee benefits available to employees of Parent which are described in the ABN AMRO North America, Inc. Benefits Handbook, copies of which have previously been provided to HAI, in each case subject to the applicable modifications described on
Schedule 6.6, provided, however, that if the Closing occurs on January 2, 1996, participation in such welfare benefit plans shall be effective as of January 1, 1996. Such benefits will be available to the eligible employees of HAI in the amounts and to the extent reflected in such handbook for similarly situated employees of Parent who have met the service requirements for such benefits. In addition, eligible employees of HAI shall, effective upon becoming so eligible, receive eligibility service credit and, for purposes of Parent's qualified pension benefit plans, vesting service credit for periods of employment with HAI in each case, in accordance with the service crediting rules applicable under the corresponding Employee Benefit Plan of HAI, with respect to such benefit plans as set forth and subject to the applicable modifications described on
Schedule 6.6. No service for benefit accrual purposes shall be credited under the ABN AMRO Group Retirement Plan with respect to any HAI employee's service prior to the Closing Date. Notwithstanding the foregoing provisions of this Section, any part-time hourly paid employee of HAI who is currently participating in the medical plan of HAI shall become eligible to participate in the corresponding plan of Parent as soon as practicable after the later of the Closing Date or the date such employee's participation in such plan of HAI ceases (or, in the event the Closing occurs on January 2, 1996, then such participation shall commence as of January 1, 1996). Notwithstanding the foregoing provisions of this Section, any part-time hourly paid employee of HAI who is currently participating in the qualified profit sharing plan of HAI shall become eligible to participate in the corresponding plan of Parent as soon as practicable after the later of the Closing Date or the date such employee's participation in such plan of HAI ceases.

              6.7 BOI Guarantee. Within five business days after the Closing Date, one or more shareholders of HAI shall purchase from HAI all shares of capital stock of The Business Outlet, Inc. ("BOI") held by HAI and shall cause BOI to repay all indebtedness guaranteed by HAI.

              6.8 Certain Investments. If on the Closing Date any acquired Company continues to hold an investment in EDP, Inc., one or more shareholders of HAI shall, within five business days after the Closing Date, purchase such investment for its book value.


                                    SECTION 7

                           TERMINATION AND ABANDONMENT

              7.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of HAI:

                  (a) by Merger Sub or HAI, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully on a timely basis with its obligations under this Agreement) on or before March 22, 1996, or such later date as Merger Sub and HAI may agree upon;

                  (b) by mutual consent of Merger Sub and HAI;

                  (c) by Merger Sub or HAI, if a material breach of any provision of this Agreement has been committed by the other and such breach has not been waived (provided the party seeking to terminate this Agreement is not in breach of any provision of this Agreement);

                  (d) (i) by Merger Sub, if any of the conditions in Section 5.1 or 5.2 has not been satisfied as of March 22, 1996, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Merger Sub to comply with its obligations under this Agreement) and Merger Sub has not waived such condition on or before March 22, 1996; or

                      (ii) by HAI, if any of the conditions in Section 5.1 or
5.3 has not been satisfied as of March 22, 1996, or if satisfaction of such a condition is or becomes impossible (other than through the failure of HAI to comply with its or their obligations under this Agreement) and HAI has not waived such condition on or before March 22, 1996.

              7.2 Procedure for Termination; Effect of Termination. A party terminating this Agreement pursuant to Section 7.1 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party or any of their respective officers, directors or shareholders and all further obligations of the parties under this Agreement shall terminate, except the obligations in Sections 10.1 and 10.3 shall survive; provided, however, that if such termination is pursuant to Section 7.1(c), the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.


                                    SECTION 8

                                   TAX MATTERS

              8.1 Termination of Prior Tax Settlement Agreements. Any tax settlement agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between any Non-Acquired Company and any Acquired Company (a "Settlement Agreement"), shall terminate as of the closing Date, and, except as reflected on HAI's Final Closing Balance Sheet (as defined in the Merger Agreement), any obligations to make payments under any Settlement Agreement shall be cancelled as of the Closing Date.

              8.2 Post-Closing Taxes and Seller's Post-Closing Taxes. Parent shall timely prepare and file (or cause to be so prepared and filed) all Tax Returns required by law for all Taxes, covering an Acquired Company, for periods ending after the Closing Date, including periods which include a period prior to the Closing Date ("Post-Closing Tax Returns"). Parent will file Post-Closing Tax Returns in a manner consistent with the Acquired Companies's practices for periods prior to the Closing Date. Parent shall timely pay or cause to be paid all Taxes relating to Post-Closing Tax Returns.

              8.3 Tax Carry backs. The Non-Acquired Companies may not carry back any loss or credit arising in any period ending after the Closing Date that is available as a carry back to periods ending on or before the Spin-Off without the prior written consent of Parent, which may be withheld in its sole discretion.


                                    SECTION 9

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

              9.1 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties in this Agreement shall terminate at the Effective Time, and no party shall have any liability to the other thereafter on account of any inaccuracy in or breach of any such representation or warranty.

                                   SECTION 10

                                  MISCELLANEOUS


              10.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except that (i) the HSR Act filing fee shall be borne by Parent and (ii) costs and expenses relating to the Spin-Off shall be paid by the Non-Acquired Companies.

              10.2 Further Assurances. Each party hereto shall use all reasonable efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement or the Merger Agreement and to effectuate the purposes of this Agreement and the Merger Agreement and to provide for the orderly and efficient transition of the Business to Merger Sub.

              10.3 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, neither Merger Sub, on the one hand, nor HAI on the other shall issue any press release or make any public announcement or disclosure relating in any way to the transactions contemplated hereby or the negotiations concerning same without prior consultation with the other party as to form and content of such announcement or disclosure.

              10.4 Notices. All notices or other communications permitted or required under this Agreement or the Merger Agreement shall be in writing and shall be sufficiently given if and when delivered personally, sent by documented overnight delivery service, mailed by registered or certified mail, postage prepaid, return receipt requested, or telecopied (with confirmation by first class U.S. mail) to the parties at the addresses set forth below (or to such other Person or Persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others). Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

              To Parent or Merger Sub:

                     c/o European American Bank
                     1 EAB Plaza
                     Uniondale, New York  11555

                     Attention: Ira Z. Romoff
                                Alan B. Horn

                     With copies to:

                     Rogers & Wells
                     200 Park Avenue
                     New York, New York 10166

                     Attention:  Shephard W. Melzer

              To HAI:

                     Horrigan American, Inc.
                     (mail)
                     P.O. Box 13428
                     Reading, Pennsylvania 19612

                     (delivery)
                     6 Commerce Drive
                     Shillington, Pennsylvania 19607

                     Attention:  Arthur A. Haberberger

                     With copies to:

                     Drinker Biddle & Reath
                     1100 Philadelphia National Bank Bldg.
                     1345 Chestnut Street
                     Philadelphia, Pennsylvania 19107-3496
                     Telecopy: (215) 988-2757

                     Attention:  Michael B. Jordan

              10.5 Assignment and Benefit.

                  (a) Merger Sub may assign this Agreement in whole or in part to any corporation which is a wholly owned subsidiary of Parent or to any Person which becomes a successor in interest (by purchase of assets or stock, or by merger or otherwise) to Parent; but no such assignment shall, without the consent of HAI, relieve Merger Sub of its obligations hereunder. HAI shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of Parent. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective heirs, personal representatives, successors and assigns.

                  (b) This Agreement shall not be construed as giving any Person, other than the parties hereto and their permitted successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors and assigns and for the benefit of no other Person.

              10.6 Amendment and Modification. Merger Sub and HAI may amend or modify this Agreement in any respect, by action taken or authorized by their respective Boards of Directors, at any time before or after approval by the shareholders of HAI, but after such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended or modified except in a writing signed on behalf of Merger Sub and HAI.

              10.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. At any time prior to the Effective Time, the parties hereto, by a writing executed by an authorized officer of Merger Sub or HAI, may (i) extend the time for the performance of any of the acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto,
(iii) waive compliance with any of the agreements or conditions contained herein except the condition set forth in Section 5.1; provided that no failure or delay by any party hereto in exercising any rights hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

              10.8 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Nothing contained herein or in any Transaction Document shall prevent or delay Merger Sub or HAI from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by HAI or Merger Sub of any of their respective obligations hereunder.

              10.9 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter.

              10.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

              10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

              10.12 Entire Agreement. This Agreement, together with the HAI Disclosure Statement, the Confidentiality Agreements and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to its subject matter and supersede all prior agreements and understandings with respect to the subject matter thereof except as may otherwise expressly be provided herein.

              10.13 Consent To Jurisdiction; Forum. Each of HAI and Merger Sub irrevocably submit to the exclusive in personam jurisdiction of any state or federal court sitting in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the Merger, and the parties agree that such courts shall be the exclusive forum for any such suit, action or proceeding. To the fullest extent that they may effectively do so under applicable law, each of HAI and Merger Sub irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it or he is not subject to the in personam jurisdiction of any such court, any objection that it or he may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

              IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.


                     EAB LEASING CORP.


                     By:  ________________________________
                          Name:  Ira Z. Romoff
                          Title: Senior Vice President

                     HORRIGAN AMERICAN, INC.


                     By:  ________________________________
                          Name:
                          Title:

                                    APPENDIX
                             INDEX OF DEFINED TERMS

Term                                                                      Page
----                                                                      ----

Acquired Companies.....................................................     2
Acquired Company.......................................................     2
Agreement..............................................................     1
Business...............................................................     1
CERCLA.................................................................    23
Closing................................................................     2
Closing Date...........................................................     2
Confidentiality Agreement..............................................    31
EAB....................................................................     1
EAB Material Adverse Effect............................................    27
EAB Representatives....................................................    30
EAB Transaction Documents..............................................    26
Effective Time.........................................................     1
Employee Benefit Plans.................................................    19
Environmental Laws.....................................................    22
ERISA..................................................................    19
ERISA Affiliate........................................................    19
GAAP...................................................................     8
HAI....................................................................     1
HAI Common Stock.......................................................     3
HAI Disclosure Statement...............................................     2
HAI Material Adverse Effect............................................     3
HAI Shareholders' Meeting..............................................     8
HAI Transaction Documents..............................................     4
Hazardous Substance....................................................    23
Intellectual Property..................................................    18
Laws...................................................................     5
Merger.................................................................     1
Merger Agreement.......................................................     1
Merger Sub.............................................................     1
Multiemployer Plan.....................................................    20
Non-Acquired Companies.................................................     6
Pension Plan...........................................................    19
Person.................................................................     6
Premises...............................................................    22
Receivables............................................................    10
Remedial Action........................................................    22
Removal................................................................    23
Response...............................................................    22
Taxes..................................................................    11
Welfare Plan...........................................................    19